EXHIBIT 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Norma F. Dunn	Andre Walker
713-830-8883	713-830-8775
norma.dunn@calpine.com	andrew@calpine.com

Calpine Corporation Announces Closing of $1.0 Billion
Senior Secured Revolving Credit Facility

HOUSTON, Texas – December 10, 2010 – Calpine Corporation (NYSE:CPN) today announced the closing of a $1.0 billion senior secured revolving credit facility.  Goldman Sachs Bank USA (“GS Bank”) acted as the sole book-runner for the transaction. The revolving credit facility replaces Calpine’s existing senior secured revolving facility included under its existing senior secured term loan and revolving credit agreement and will be utilized for Calpine’s and its subsidiaries’ working capital requirements and other general corporate purposes.  The revolving credit facility will mature on December 10, 2015.  All amounts outstanding under this $1.0 billion revolving credit facility will bear interest at either (i) the Base Rate plus 200 basis points or 225 basis points, or (ii) at Libor plus 300 basis points or 325 basis points in either case based upon a leverage based pricing grid.

“This revolver refinancing is another important step in achieving our finance plan to term out our obligations with covenant packages that give us far greater flexibility to take advantage of a full spectrum of capital allocation options.  Furthermore, this revolver gives Calpine the flexibility and ample liquidity required to manage our business effectively,” stated Zamir Rauf, Calpine’s Chief Financial Officer.

Goldman Sachs Bank USA; Barclays Capital; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Morgan Stanley Senior Funding, Inc.; RBC Capital Markets, LLC; RBS Securities Inc.; UBS Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; ING Capital LLC, and Union Bank N.A. acted as joint lead arrangers for the transaction.

About Calpine

Founded in 1984, Calpine Corporation is a major U.S. power company, currently capable of delivering approximately 27,500 megawatts of clean, cost-effective, reliable and fuel-efficient power from its 91 operating plants to customers and communities in 20 U.S. states and Canada.  Calpine Corporation is committed to helping meet the needs of an economy that demands more and cleaner sources of electricity.  Calpine owns, leases and operates low-carbon, natural gas-fired and renewable geothermal power plants.  Using advanced technologies, Calpine generates power in a reliable and environmentally responsible manner for the customers and communities it serves.  Please visit our website at www.calpine.com for more information.

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Calpine Corporation Announces Closing of $1.0 Billion Senior Secured Revolving Credit Facility

December 10, 2010

Forward-Looking Information

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.  These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements.

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